EXHIBIT 10.57

JACKIE S. MALONEY DIRECT

DIAL: 816.292.8394

jmaloney@spencerfane.com

December 17, 2015

VIA ELECTRONIC MAIL

Dennis Lacey, CEO
RGS Energy

833 W. South Boulder Rd.

Louisville, CO 80027

Re:	Letter of Intent ("LOI") related to that certain Exclusive Master Supply Agreement dated April 29, 2015 between Real Goods Solar, Inc. d/b/a RGS Energy as "Buyer" and Solar Solutions and Distribution, LLC as "Seller" (the "Supply Agreement")

Dear Mr. Lacey

I am sending this Letter of Intent to document our ongoing discussions regarding the Silicon Valley Bank ("SVB") asset-based credit facility (the "Loan") available to Buyer. It is our understanding that the Loan contains liquidity limitations and other financial covenants that significantly limit Buyer's operations. Seller believes that it has the resources and capability to provide an asset-based credit facility upon more favorable terms (the "Modified Loan") that will deliver better and increased capital availability to Buyer. Both Seller and Buyer agree that Buyer's ability to execute its business and operations profitably is a benefit to Buyer's shareholders and to Seller's existing business relationship with Buyer.

The parties hereto acknowledge that this Letter of Intent does not contain all matters upon which an agreement must be reached in order for Seller to provide the Modified Loan to Buyer. This Letter of Intent is binding.

This Letter of Intent supersedes and replaces all prior discussions, and it is the intention of the parties to proceed in a manner consistent with the terms outlined below

I.	Loan Acquisition and Modification:

a.	Seller or a subsidiary of Seller (collectively, "Seller") will use its best efforts to acquire the Loan from Silicon Valley Bank (SVB). The Loan is evidenced by that certain Loan and Security Agreement dated as of December 19, 2011 between SVB and Buyer, as modified and amended (the "Loan Agreement") to Real Goods Energy Tech, Inc., a Colorado corporation, Real Goods Trading Corporation, a California corporation, Alteris Renewables, Inc., a Delaware corporation and Real Goods Syndicated, Inc., a Delaware corporation, Mercury Energy, Inc., a Delaware Corporation, Real Goods Solar, Inc. - Mercury Solar, a New York corporation, Elemental Energy, LLC, a Hawaii limited liability company, and Sunetric Management LLC, a Delaware limited liability company

Spencer Fane LLP	1000 Walnut, Suite 1400, Kansas City, MO 64106-2140	816.474 8100

Dennis Lacey, CEO

December 17, 2015

(collectively, "Borrower"). All capitalized terms that are not otherwise defined herein shall have the same meaning as provided in the Loan Agreement.

b.	Immediately after the effective and full assignment of the Loan Agreement, including all benefits to SVB as outlined therein, to Seller, Borrower and Seller will enter into Modification #11 to the Loan Agreement. The main terms of Modification #11 are set forth in Article II below.

II.	Real Goods Solar, Inc. and RGS Financing, Inc. shall join in the modified Loan Agreement and all ancillary documents related thereto.Terms of Modified Loan/Modification #11:

a.	The Loan shall continue in all respects upon the same terms and conditions as exist as of the date hereof, except to the extent modified by Seller and Borrower in Modification #11.

b.	Revolving Line:

i.	The maximum Revolving Line amount shall initially be $5,000,000. The maximum Revolving Line will be reduced to $4,000,000 on October 1, 2016 and $3,000,000 on December 31, 2016. In the event the amount outstanding on the Revolving Line exceeds $4,000,000 on October 1, 2016 or $3,000,000 on December 31, 2016, Seller will provide a stock warrant as an alternative means of payment. The terms of the stock warrant are to be set forth in Modification #11.

ii.	Seller will establish a controlled account at a banking institution (the "Account") with the Availability Amount to ensure that Buyer has immediate access to funds to the extent provided for under the Modified Loan.

c.	Borrower: shall include the borrowers under the Loan Agreement in addition to Real Goods Solar Inc. and RGS Financing, Inc.

d.	Purpose of loan: As described in the introductory paragraph.

e.	Revolving Line Maturity Date: March 31, 2017.

f.	Interest Rate: the principal amount outstanding under the Revolving Line shall accrue interest at the floating per annum rate of the WSJ Prime Rate plus 3% or 7%, whichever is greater.

g.	Collateral: All assets first priority lien and control of all Borrower accounts in the same senior position as defined in the Loan Agreement.

h.	Liquidity: Borrower shall maintain at all times, certified monthly by Borrower, the sum of (i) unrestricted cash in the Account plus (ii) the unused Availability Amount in an amount equal to or greater than $100,000.

Dennis Lacey, CEO

December 17, 2015

i.	Borrowing Base: (i) 75% of Eligible Accounts set forth in the table below as determined by Seller from Borrower's most recent Borrowing Base Certificate plus (ii) 25% of Eligible Inventory, provided, however, that Seller may decrease the foregoing percentages upon 30 days' notice if in its good faith business judgment based on events, conditions, contingencies or risks which, as determined by Seller, may adversely affect the Collateral.

j.	Eligible Accounts will include:

Collateral, trade receivables originating in ordinary course of business	Maximum days since invoice date	%Eligible

1.Residential, small commercial, Sunetric and large commercial customers with the following exceptions,	<90 days > 90 days	100% 0%

2. Commercial Retention for the Stockton School District Project	N/A	100%

3. Specific commercial receivables- Stockton Unified School District	N/A	100%

4. Specific commercial receivable - Kona Resort	N/A	100%

5. State Rebates	<=120 days	100%
	>120 days	80%
	Cross-age	80%

6. State related Lease/Loan Programs	< 120 days	100%

7. Only for Items 5 & 6	Cross-age	80%

8. Lease Portfolio of RGS Financing	N/A	3%

Dennis Lacey, CEO

December 17, 2015

k.	Eligible Inventory includes inventory accepted by Seller as eligible based on a monthly Review of Buyers Inventory. Seller agrees to include up to 75% of all inventory purchased by Buyer from Seller or Seller's affiliates in the borrowing base.

I.	Required Advances: Immediately after execution of Modification #11, the following amounts shall be advanced on the Revolving Line:

i.	Advance No. 1 Approximately $1,700,000 to pay all amounts then due and payable Solar Solutions and Distribution, LLC.

ii.	Advance No. 2 - Approximately $1,500,000 to reimburse Seller for the Loan purchase. If the purchase of the Loan from SVB carries with it the Buyer's existing indebtedness at the time Seller acquires the loan from SVB, then such indebtedness shall survive this transaction and will remain in effect in the Modified Loan. In such instance, Buyer shall not be required to advance the $1.2M.

m.	Repayment of Required Advance No. 1: Borrower will repay the Required Advance set forth in section ll(l)(i) above ($1,700,000) on the following schedule:

i.	Borrower's 20% of the Required Advance shall be due on April 30, 2016.

The remaining Required Advance will be paid in 4 bi-monthly installments due on June 30, 2016, August 31, 2016, October 31, 2016 and December 31, 2016.

Ill.	CLOSING DOCUMENTATION

a.	Loan Documents [Assignment of Promissory Note and Loan Agreement; new Amendment to Loan Agreement]
b.	Modification #11
c.	Legal opinions as requested by Seller d. Officer's certificates for Borrowers

IV.	OTHER TERMS AND CONDITIONS

a.	Time is of the essence hereof. Seller intends to acquire the Loan and on or before December 28, 2015. This Letter of Intent shall automatically terminate if the Closing Documentation is not executed on or before January 15, 2016. Any waiver under this Letter of Intent or the Agreement shall only be by written instrument, and any such waiver of a term or condition shall not be a waiver of any other term or condition.

b.	During the term of this binding LOI, Buyer shall not engage discussions with any other financing source for similar purpose of intent.

Dennis Lacey, CEO

December 17, 2015

c.	ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THAT WE MAY WE REACH COVERING SUCH MATTERS SHALL BE IN WRITING, AND ALL SUCH WRITINGS SHALL BE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

d.	Press Release. Following the execution of this LOI by Buyer and Seller, Buyer may issue a press release outlining the terms of this LOI. Seller will have the right to review and approve the press release prior to issuance, which approval will not unreasonably be withheld.

e.	Fees and expenses- Buyer shall pay Seller a onetime fee of $25,000 to cover the cost of purchasing the Loan, establishment of the Modified Loan and any other costs that may occur during this transaction.

f.	This LOI will be governed by New York Law.

Sincerely,

Dennis Lacey, CEO

December 17, 2015

Jackie S. Maloney

JSM/

Approved: Solar Solutions and Distribution, LLC

By:	/s/ D.J. Alemayhu

Name:	D.J. Alemayhu

Title:	Managing Director

Real Goods Solar, Inc.

By:	/s/ Dennis Lacey

Name:	Dennis

Title:	Chief Executive Officer